UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 19, 2012

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other	Events

On May 7, 2012, Caesars Entertainment Corporation (“CEC”) entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with Penn National Gaming, Inc. (“Buyer”), Caesars Entertainment Operating Company, Inc. (“CEOC”), Harrah’s Maryland Heights Operating Company (“HMHO”), Players Maryland Heights Nevada, LLC (together with CEOC and HMHO, the “Selling Subsidiaries”) and Harrah’s Maryland Heights, LLC, owner of the Harrah’s St. Louis casino (“HMH”). Each of the Selling Subsidiaries and HMH are wholly-owned subsidiaries of CEC.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Buyer will purchase from the Selling Subsidiaries all of the equity interests of HMH for a purchase price of $610.0 million. The transactions contemplated by the Purchase Agreement are subject to customary closing conditions, including the receipt of regulatory approvals. The transactions are expected to close in the fourth quarter of 2012. We expect to use the net proceeds from the sale to fund CEOC capital expenditures or to repurchase certain outstanding debt obligations of CEOC.

The consolidated condensed statements of comprehensive loss and consolidated condensed statements of cash flows for the quarters ended March 31, 2012 and 2011, and the consolidated condensed balance sheets as of March 31, 2012 and 2011 of CEC included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 are revised by this Current Report on Form 8-K to reflect the results of Harrah’s Maryland Heights, LLC, owner of the Harrah’s St. Louis casino, as discontinued operations and to reflect the assets and liabilities included in the purchase agreement as held for sale.

Item 9.01 Financial	Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

99.1	Revision to previously reported results of Caesars Entertainment Corporation to reflect the pending sale of all equity interests in Harrah’s Maryland Heights, LLC, owner of the Harrah’s St. Louis casino, as discontinued operations, and assets and liabilities included in the purchase agreement as held for sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: October 19, 2012	By:	/s/ Michael D. Cohen
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revision to previously reported results of Caesars Entertainment Corporation to reflect the pending sale of all equity interests in Harrah’s Maryland Heights, LLC, owner of the Harrah’s St. Louis casino, as discontinued operations, and assets and liabilities included in the purchase agreement as held for sale.